Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION COMMENCES $150 MILLION SENIOR SECURED NOTES OFFERING

June 25, 2014 – HOUSTON, TX – (BUSINESS WIRE) – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW) (“SAE” or the “Company”) today announced that it has commenced a private offering of $150 million aggregate principal amount of senior secured notes due 2019 (the “Notes”). The Notes will bear an interest rate of 10.00%. The Company expects the offering to close on Wednesday, July 2, 2014. The Notes will be guaranteed by each of SAE’s existing and future domestic restricted subsidiaries and will be secured by a lien on substantially all of the assets of SAE and the guarantors, subject to certain exceptions and permitted liens. These liens, however, will be contractually subordinated to a first priority lien on certain assets that may secure a new credit facility that SAE and the guarantors will be permitted to enter into in the future.

SAE plans to use the net proceeds of the offering of the Notes (i) to repay certain of its existing indebtedness, (ii) to fund the purchase of equipment related to its Alaska operations, (iii) to pay related fees and expenses and (iv) for general corporate purposes.

The notes have not been registered under the Securities Act of 1933 or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. The Notes and related guarantees will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the Notes under the securities laws of any such jurisdiction.

About SAExploration Holdings, Inc.

SAE is an internationally-focused oilfield services company offering a full range of vertically-integrated seismic data acquisition and logistical support services in remote and complex environments throughout Alaska, Canada, South America, Southeast Asia and Africa. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths up to 5,000 feet, SAE offers a full suite of logistical support and in-field processing services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, including major integrated oil companies, national oil companies and large independent oil and gas exploration companies. Operations are supported through a multi-national presence in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Brazil, New Zealand and Malaysia. For more information, please visit SAE’s website at www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. These statements can be identified by the use of words or phrases such as “believes,” “estimates,” “expects,” “intends,” “anticipates,” “projects,” “plans to,” “will,” “should” and variations of these words or similar words. These forward-looking statements may include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this release. These risks and uncertainties include fluctuations in the levels of exploration and development activity in the oil and gas industry, intense industry competition, a limited number of customers, the need to manage rapid growth, delays, reductions or cancellations of service contracts, operational disruptions due to seasonality, weather and other external factors, crew productivity, the availability of capital resources, substantial international business exposing SAE to currency fluctuations and global factors including economic, political and military uncertainties, the need to comply with diverse and complex laws and regulations, and other risks incorporated by reference to SAE’s filings with the Securities and Exchange Commission. As to the offering of the Notes, these risks and uncertainties also include the completion or success of the offering and the sale of the Notes, and the terms of the Notes and the offering. Certain risks and uncertainties related to SAE’s business are or will be described in greater detail in SAE’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Capital Markets & Investor Relations

(281) 258-4409

rabney@saexploration.com